Exhibit 5.1

July 29, 2014

Broadcom Corporation

5300 California Avenue

Irvine, California 92617

RE: Broadcom Corporation – Senior Notes Offering

Ladies and Gentlemen:

We have acted as special counsel to Broadcom Corporation, a California corporation (the “Company”), in connection with the public offering of (a) $350,000,000 aggregate principal amount of 3.500% Senior Notes due 2024 (the “2024 Notes”) and (b) $250,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2034 (together with the 2024 Notes, the “Securities”) to be issued under the Indenture, dated as of November 1, 2010 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of July 29, 2014, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). On July 24, 2014, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein (the “Underwriters”) relating to the sale by the Company to the Underwriters of the Securities. The Underwriting Agreement, the Indenture and the Note Certificates (as defined below) are referred to herein collectively as the “Transaction Agreements.”

Broadcom Corporation

July 29, 2014

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-3 (File No. 333-197597) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, on July 24, 2014, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii) an executed copy of the Underwriting Agreement;

(iii) executed copies of the global certificates evidencing the Securities in the forms delivered by the Company to the Trustee for authentication and delivery (the “Note Certificates”);

(iv) an executed copy of the Base Indenture;

(v) a copy of the First Supplemental Indenture, dated November 1, 2010, between the Company and the Trustee, including the forms of the Company’s 1.500% Senior Notes due 2012 and 2.375% Senior Notes due 2015, as filed as Exhibit 4.2 to the Company’s Current Report on 8-K filed on November 1, 2010;

(vi) a copy of the Second Supplemental Indenture, dated as of November 9, 2011, between the Company and the Trustee, including the form of the Company’s 2.700% Senior Notes due 2018, as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 9, 2011;

(vii) a copy of the Third Supplemental Indenture, dated August 16, 2012, between the Company and the Trustee, including the form of the Company’s 2.500% Senior Notes due 2022, as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 16, 2012;

Broadcom Corporation

July 29, 2014

(viii) an executed copy of the Supplemental Indenture;

(ix) an executed copy of a certificate of DeAnn F. Work, Vice President, Senior Deputy General Counsel and Assistant Secretary of the Company, dated the date hereof (the “Assistant Secretary’s Certificate”);

(x) a copy of the Company’s Second Amended and Restated Articles of Incorporation, certified by the Secretary of State of the State of California and as in effect on the date hereof, certified pursuant to the Assistant Secretary’s Certificate;

(xi) a copy of the Company’s Bylaws (“Bylaws”), as amended and in effect as of the date hereof, certified pursuant to the Assistant Secretary’s Certificate;

(xii) copies of certain resolutions of the Board of Directors of the Company adopted on July 14, 2014, certified pursuant to the Assistant Secretary’s Certificate; and

(xiii) written approval by Scott A. McGregor, President and Chief Executive Director of the Company, and Eric K. Brandt, Executive Vice President and Chief Financial Officer of the Company, of the pricing terms.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of California and (ii) the laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

Broadcom Corporation

July 29, 2014

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Note Certificates have been duly authorized and executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefore in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(d) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

Broadcom Corporation

July 29, 2014

In addition, in rendering the foregoing opinions, we have assumed that:

(a) neither the execution and delivery by the Company of the Transaction Agreements and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(b) the Trustee’s certificates of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Opinions” in the prospectus supplement dated July 24, 2014 and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP